Strong Corporate Bond Fund, Inc.

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.     CURRENT ANNUALIZED YIELD:  30 days ended October 31, 1997

     A.     FORMULA

                    a-b
          YIELD = 2[(---------- + 1)6 - 1]
                    cd

          Where:          a =     dividends and interest earned during the
period.
b =     expenses accrued for the period (net of reimbursements).
c =     the average daily number of shares outstanding during the period.
d =     the maximum offering price per share on the last day of the period.

     B.     CALCULATION

                      3,001,625.90 - 379,249.31
          YIELD = 2[(---------------------------------- + 1)6 - 1]
                       43,193,405.563 x 11.08

          YIELD = 6.67%


II.     AVERAGE ANNUAL TOTAL RETURN

     A.     FORMULA
                                        _____
          P (1 + T)n = ERV     or     T = \n/ERV/P - 1

Where:          P =     a hypothetical initial payment of $10,000

          T =     average annual total return

          n =     number of years

              ERV =     ending redeemable value of a hypothetical $10,000
payment made
               at the beginning of the stated periods at the end of the stated periods.

     B.     CALCULATION
                     _____
          T = \n/ERV/P - 1

          1.     One-year period 10-31-96 through 10-31-97
                             __________
               11.50% = \1 /11,150/10,000 - 1

          2.     Five-year period 10-31-92 through 10-31-97
                           ___________
               11.28% = \5 /17,067/10,000 - 1

          3.     Ten-year period 10-31-87 through 10-31-97
                           ___________
               8.58% = \10 /22,784/10,000 - 1

          4.     Since inception 12-12-85 through 10-31-97
                               ___________
               10.01% = \11.885/31,063/10,000 - 1

III.     TOTAL RETURN

     A.     FORMULA

          EV-IV
            IV     =     TR

Where:          EV =     Value at the end of the periods, including
reinvestment of all                               dividends and capital gains
distributions

          IV =     Initial value of a hypothetical investment at the net asset value

          TR =     Total Return

     B.     CALCULATION

          EV-IV
            IV     =     TR

          One-year period ended October 31, 1997

               11,150 - 10,000
                   10,000          =     11.50%